UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2019 (April 17, 2019)

GSV CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 California Street, Suite 600

San Francisco, California 94104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 23, 2019, GSV Capital Corp. (the “Company”) entered into an employment agreement with each of Mark D. Klein, the Company’s Chief Executive Officer and President, and Allison Green, the Company’s Chief Financial Officer, Controller, Treasurer and Secretary. Certain material terms of such employment agreements are described below in Item 5.02, which descriptions are incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On April 17, 2019, the Board of Directors of the Company (the “Board of Directors”) appointed Allison Green to serve as the Company’s Chief Financial Officer, effective as of such date. Ms. Green currently serves, and will continue to serve, as the Company’s Controller, Treasurer and Secretary. In connection with her appointment as Chief Financial Officer Ms. Green ceased serving as the Company’s Senior Vice President of Finance as of April 17, 2019.

Ms. Green, 33, has served as the Company’s Treasurer and Corporate Secretary since June 2018 and as the Company’s Controller since July 2017. Ms. Green served as the Company’s Senior Vice President of Finance from May 2018 to April 2019 and as the Vice President of GSV Asset Management, LLC from July 2017 to March 2019. Prior to joining the Company and GSV Asset Management, LLC she was the Controller and an accounting and financial consultant at Rise Companies Corp., the parent company of Fundrise, a Washington DC-based crowdfunded real estate investment platform, from April 2016 to April 2017. Prior to Rise Companies Corp., Ms. Green was the Controller at the Girl Scout Council of the Nation’s Capital and a ProInspire Fellow at the Council from September 2013 to April 2016. Ms. Green was a member of the Fund Management and Coinvestment teams at The Carlyle Group, focusing on Europe and US Real Estate and Energy Funds from June 2009 to August 2013 and began her career at Deloitte & Touche LLP in Los Angeles as an audit associate focused on financial services clients. Ms. Green is a Certified Public Accountant (CPA) and graduated with degrees in Accounting and Finance from the University of Southern California.

There is no arrangement or understanding between Ms. Green and any other person pursuant to which she was appointed as Chief Financial Officer of the Company, nor is there any family relationship between Ms. Green and any of the Company’s directors or other executive officers. Further, with regard to Ms. Green, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.

On April 23, 2019, the Company entered into an employment agreement with Ms. Green. Certain information called for by Item 5.02(c)(3) of Form 8-K regarding Ms. Green’s employment agreement is set forth below in paragraph (e) and is incorporated by referenced into this Item 5.02(c).

(e)          On April 23, 2019, the Company entered into an employment agreement with each of Mark D. Klein, the Company’s Chief Executive Officer and President (the “Klein Agreement”), and Allison Green, the Company’s Chief Financial Officer, Controller, Treasurer and Secretary (the “Green Agreement” and, together with the Klein Agreement, the “Employment Agreements”).

Under the terms of the Klein Agreement and the Green Agreement, Mr. Klein and Ms. Green are entitled to receive an annual base salary of $850,000 and $450,000, respectively, and are eligible to earn annual bonus payments of up to 100% and 70% percent, respectively, of his or her then-effective base salary. Such annual bonus payments, if any, shall be payable at the discretion of the Board of Directors if certain Company performance objectives, performance goals and other objectives, as mutually agreed upon by the Board of Directors and Mr. Klein and Ms. Green, as applicable, are achieved. In addition, under the Green Agreement, Ms. Green is entitled to receive a sign-on bonus in an amount equal to $100,000.

Each of the Klein Agreement and the Green Agreement is effective as of March 12, 2019 and shall end on December 31, 2022, unless sooner terminated pursuant to the respective terms of such Employment Agreements. The term of each of the Klein Agreement and the Green Agreement shall automatically extend for one year on December 31, 2022 and then on each succeeding anniversary of December 31, 2022, unless either party to such agreement elects in writing to terminate such agreement at least 30 days prior to the expiration of its then current term.

The term of each of the Klein Agreement and the Green Agreement shall terminate upon the occurrence of certain events specified therein. The Company can terminate Mr. Klein and Ms. Green’s respective employment with the Company with or without Cause (as defined in the Employment Agreements) or as a result of Disability (as defined in the Employment Agreements). Each of Mr. Klein and Ms. Green can terminate their respective employment with the Company with or without Good Reason (as defined in the Employment Agreements). Upon termination of Mr. Klein or Ms. Green’s employment with the Company, he or she may be entitled to certain severance payments and benefits, as set forth in Klein Agreement and Green Agreement, as applicable.

The Employment Agreements each contain a provision for the protection of the Company’s confidential information, trade secrets, and intellectual property during such executive’s employment with the Company or its affiliates and following termination of such executive’s employment. In that regard, except as required by law, such executive will not, directly or indirectly, at any time, disclose to any third person or use in any way, any non-public information or confidential information belonging to the Company or its affiliates.

The Company expects to file each of the Klein Agreement and the Green Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2019. The foregoing description of each of the Klein Agreement and the Green Agreement is qualified in its entirety by reference to the text of the Klein Agreement and the Green Agreement, respectively, when filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2019	GSV CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green Chief Financial Officer, Controller, Treasurer and Secretary